                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

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                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

                NEW YORK                                          13-4994650
        (State of incorporation                                (I.R.S. employer
        if not a national bank)                              identification No.)

            270 PARK AVENUE
           NEW YORK, NEW YORK                                        10017
(Address of principal executive offices)                          (Zip Code)

                                THOMAS F. GODFREY
                  VICE PRESIDENT AND ASSISTANT GENERAL COUNSEL
                               JPMORGAN CHASE BANK
                       1 CHASE MANHATTAN PLAZA, 25TH FLOOR
                               NEW YORK, NY 10081
                            TELEPHONE: (212) 552-2192
            (Name, address and telephone number of agent for service)

                                 GREY WOLF, INC.
               (Exact name of obligor as specified in its charter) SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS BELOW

                 TEXAS                                            74-2144774
    (State or other jurisdiction of                            I.R.S. employer
     incorporation or organization)                          identification No.)

    10370 RICHMOND AVENUE, SUITE 600
             HOUSTON, TEXAS                                       77042-4136
(Address of principal executive offices)                          (Zip Code)

           FLOATING RATE CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2024
                         (Title of indenture securities)

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                    TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                                ADDRESS, INCLUDING ZIP
                                                                 CODE, AND TELEPHONE
                                                                NUMBER, INCLUDING AREA
                                 STATE OR OTHER                  CODE, OF REGISTRANT
                                 JURISDICTION OF  IRS EMPLOYER  GUARANTOR'S PRINCIPAL
              NAME               INCORPORATION       ID NO.        EXECUTIVE OFFICE
              ----               -------------       ------        ----------------
Grey Wolf Drilling Company L.P.  Texas             76-0590999             *

Grey Wolf LLC                    Louisiana         72-1433406             *

Grey Wolf Holdings Company       Nevada            74-1987143
                                                                          *

Grey Wolf Mexico Holdings LLC    Nevada              -                    *

Murco Drilling Corporation       Delaware          72-0512163             *

Grey Wolf International, Inc.    Texas             76-0000351             *

DI/Perfensa Inc.                 Texas             76-0378440             *

DI Energy, Inc.                  Texas             74-2175411             *

* The address for each Additional Registrant Guarantor is 10370 Richmond Avenue, Suite 600, Houston, Texas 77042-4136, and the telephone number for each is (713) 435-6100.

                                     GENERAL

ITEM 1.  GENERAL INFORMATION.

      FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

      (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          New York State Banking Department, State House, Albany, New York
12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551.

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.

      (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR AND GUARANTORS.

      IF THE OBLIGOR OR ANY GUARANTOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

      None.


ITEMS 3 THROUGH 15, INCLUSIVE, ARE NOT APPLICABLE BY VIRTUE OF T-1 GENERAL INSTRUCTION B.




                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

ITEM 16. LIST OF EXHIBITS

        LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF
ELIGIBILITY.

        1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

        2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

        5. Not applicable.

        6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8. Not applicable.

        9. Not applicable.

                                    SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas, on the 18th day of June, 2004.

                                    JPMORGAN CHASE BANK

                                    By:     /s/ Dennis J. Roemlein
                                         ----------------------------
                                              Dennis J. Roemlein
                                                Vice President

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business December 31, 2003, in
         accordance with a call made by the Federal Reserve Bank of this
        District pursuant to the provisions of the Federal Reserve Act.

                                                                     DOLLAR AMOUNTS
                             ASSETS                                   IN MILLIONS
Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin ...........................................        $ 19,429
   Interest-bearing balances ...................................           9,602
Securities:
Held to maturity securities ....................................             176
Available for sale securities ..................................          53,625
Federal funds sold and securities purchased under
   agreements to resell ........................................
   Federal funds sold in domestic offices ......................          26,067
   Securities purchased under agreements to resell .............          80,099
Loans and lease financing receivables:
   Loans and leases held for sale ..............................          20,359
   Loans and leases, net of unearned income        $163,864
   Less: Allowance for loan and lease losses          3,151
   Loans and leases, net of unearned income and
   allowance ...................................................         160,713
Trading Assets .................................................         197,197
Premises and fixed assets (including capitalized leases) .......           6,010
Other real estate owned ........................................             128
Investments in unconsolidated subsidiaries and
   associated companies ........................................             828
Customers' liability to this bank on acceptances
   outstanding .................................................             225
Intangible assets
   Goodwill ....................................................           2,315
   Other Intangible assets .....................................           4,997
Other assets ...................................................          46,892
TOTAL ASSETS ...................................................        $628,662

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                                  LIABILITIES

Deposits
      In domestic offices .....................................       $ 190,249
      Noninterest-bearing .........................$ 74,112
      Interest-bearing ............................ 116,137
      In foreign offices, Edge and Agreement
      subsidiaries and IBF's ..................................         136,496
   Noninterest-bearing ............................$  6,355
      Interest-bearing ............................ 130,141

Federal funds purchased and securities sold under agree-
ments to repurchase:
      Federal funds purchased in domestic offices .............           4,639
      Securities sold under agreements to repurchase ..........          71,995
Trading liabilities ...........................................         128,738
Other borrowed money (includes mortgage indebtedness
      and obligations under capitalized leases) ...............          23,496
Bank's liability on acceptances executed and outstanding ......             225
Subordinated notes and debentures .............................           8,028
Other liabilities .............................................          26,985
TOTAL LIABILITIES .............................................         590,851
Minority Interest in consolidated subsidiaries ................             320

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .................               0
Common stock ..................................................           1,785
Surplus  (exclude all surplus related to preferred stock) .....          16,318
Retained earnings .............................................          19,590
Accumulated other comprehensive income ........................            (202)
Other equity capital components ...............................               0
TOTAL EQUITY CAPITAL ..........................................          37,491
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TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ......       $ 628,662
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I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                               WILLIAM B. HARRISON JR. )
                               WILLIAM H. GRAY, III    )DIRECTORS
                               HELENE L. KAPLAN        )